EXHIBIT (5)(a)

Xerox Corporation
P.O. Box 1600
Stamford, Connecticut 06904
203-968-3000

Office of General Counsel

Martin S. Wagner
Associate General Counsel,
Corporate, Finance and Ventures

Direct Dial (203) 968-3457

February 19, 1997

Gentlemen:

As Associate General Counsel, Corporate, Finance and Ventures of Xerox Corporation, I am familiar with the filing of this Registration Statement on Form S-8 ("Registration Statement") by Xerox Corporation, a New York corporation (the "Company"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 560,841 shares (the "Shares") of Common Stock, par value $1.00 per share ("Common Stock"), and an indeterminate number of interests of participation (the "Participation Interests"), which may be issued pursuant to the Profit Sharing Plan of Xerox Corporation and the Xerographic Division, Union of Needletrades, Industrial and Textile Employees, A.F.L.-C.I.O.-C.L.C.(as amended, the "Plan").

In rendering the opinions set forth herein, either I or other lawyers in the Office of General Counsel of the Company who report either directly or indirectly to me have examined (i) the Registration Statement, (ii) the Plan,
(iii) the Company's Restated Certificate of Incorporation and By-laws, each as amended to date, (iv) certain minutes of meetings of the Board of Directors and shareholders of the Company and (v) such other documents and matters of law as have been considered necessary or desirable in rendering the opinions set forth herein.

Based upon the foregoing, it is my opinion that:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of New York.

2. The Shares, when issued and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the holders thereof under the laws of the State of New York; and the Participation Interests, when issued in accordance with the terms and conditions of the Plan, will be validly issued.

I consent to the reference to my name in, and to the filing of this opinion as an exhibit to, the Registration Statement.

Very truly yours,

/s/ MARTIN S. WAGNER

Martin S. Wagner
Associate General Counsel,
Corporate, Finance and Ventures